UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2025

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-17196	45-4082531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	MGPI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2025, MGP Ingredients, Inc. (the “Company”) announced that its Board of Directors (the “Board”) appointed Julie Francis as President and Chief Executive Officer of the Company, effective July 21, 2025. Brandon M. Gall, who had been serving in the additional position of Interim President and Chief Executive Officer, will continue in his position as Chief Financial Officer.

Ms. Francis, age 54, previously served as Chief Operating Officer of Schwan’s Company, an affiliate of CJ CheilJedang Corporation, an international food company, from January 2021 to July 2024, prior to which she was President, Consumer Brands, Americas – Schwan’s Company from 2018 to 2020. Previously, she served as Senior Vice President, Commercial and Category Development – Total Beverage Alcohol at Constellation Brands from 2017 to 2018. Earlier in her career, Ms. Francis served in increasing roles of responsibility first at Coca-Cola Enterprise and then at The Coca-Cola Company. Ms. Francis currently is a member of the Board of Directors of Ascend Wellness Holdings, Inc.

In connection with the appointment of Ms. Francis as President and Chief Executive Officer, the Company entered into an offer letter agreement with Ms. Francis dated July 18, 2025 (the “Offer Letter”), the material terms of which are summarized below.

Base Salary. Ms. Francis will receive an initial annual base salary of $900,000, which may be increased, but not decreased, by the Human Resources and Compensation Committee of the Board (the “Committee”) from time to time.

Short-Term Incentive. Ms. Francis will be eligible to participate in the Company’s Short-Term Incentive Plan (as may be amended from time to time, the “STI Plan”), with a target STI Plan payment equal to 100% of her annual base salary. Her actual STI Plan award for 2025 will be prorated for the portion of fiscal 2025 during which Ms. Francis is employed, and the payout amount will be determined by the Committee based on the attainment by the Company of the same performance conditions for fiscal 2025 as previously approved for STI Plan awards to the Company’s other executive officers.

Long-Term Incentive. Ms. Francis will be eligible to participate in the Company’s long-term equity incentive (“LTI”) program. For 2025, she will be granted equity awards with a target grant date fair value of $2,300,000, with 25% of such value in the form of restricted stock units that are scheduled to vest in three equal annual installments and 75% in the form of performance stock units that are eligible to vest on the third anniversary of the grant date, with the same performance conditions as previously approved for LTI awards to the Company’s other executive officers. The 2025 LTI awards will be granted on substantially the same forms of restricted stock unit and performance stock unit award agreements previously approved by the Committee. Ms. Francis’ LTI award for fiscal 2026 will also have a target value of $2,300,000.

Sign-On Cash Bonus and Stock Option Award. Ms. Francis will receive a $100,000 cash bonus on or about the commencement of her employment, subject to repayment if her employment ends prior to the one-year anniversary of commencement of her employment due to a voluntary resignation or a termination by the Company for cause. In addition, Ms. Francis will be granted the number of stock options determined by dividing $1,500,000 by 38% of the closing stock price of the Company’s common shares on the grant date, and that are scheduled to vest in full on the second anniversary of the grant date. Vesting of stock options will accelerate in the event of death, disability, or a termination without cause or for good reason within 18 months following a change in control.

Severance. Ms. Francis will be eligible for severance benefits pursuant to the terms and conditions of the Company’s Executive Severance Plan, subject to the following modifications: (i) provided Ms. Francis has resigned from any cannabis-related business activities, any failure by the Company to nominate her to serve on the Board in connection with the Company’s 2026 annual meeting of stockholders would entitle her to resign for “good reason”, (ii) any failure by Ms. Francis to resign from any cannabis-related business activities prior to the Company’s 2026 annual meeting of stockholders will constitute “cause,” (iii) a relocation of Ms. Francis’s principal place of employment by more than 75 miles due to the designation of new corporate headquarters will not constitute “good reason” if the Board and Ms. Francis are aligned on the relocation decision, and (iv) the Company may not terminate Ms. Francis for “cause” unless the violation is curable and the Company first provides Ms. Francis an opportunity to cure conduct involving any willful failure to perform her duties or violation of the Company's written policies or codes of conduct. The same modifications to the “cause” and “good reason” definitions described above will also apply to the definitions of such terms for STI Plan and equity awards granted to Ms. Francis.

Relocation and Other Benefits. Ms. Francis will be eligible to receive a stipend of $100,000, payable in four equal installments beginning on or about the commencement of her employment and the three-, six- and nine-month anniversaries thereof for temporary housing and commuting expenses. She will also receive a payment of $10,000 intended to cover legal expenses associated with negotiation of the Offer Letter and related matters. Ms. Francis will be eligible to participate in any perquisite programs provided to senior officers of the Company, including a vehicle allowance of $1,200 per month and a gas allowance in accordance with Company policy.

Restrictive Covenants. In connection with the Offer Letter, Ms. Francis and the Company entered into an Employee Creation, Invention and Restrictive Covenant Agreement which includes an 18-month post-employment non-compete covenant and a 24-month post-employment non-solicit covenant applying to employees and customers as well as confidentiality covenants and an agreement to assign any creations or inventions to the Company.

The foregoing descriptions of the Offer Letter and the form of stock option agreement are qualified by reference to the full text of the agreements, which are filed as Exhibits 10.1 and 10.2 hereto, respectively.

Item 7.01. Regulation FD Disclosure.

Attached as Exhibit 99.1 is a press release announcing the appointment of Ms. Francis as President and Chief Executive Officer and reaffirming the Company’s full year 2025 financial outlook. The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Offer Letter between Julie Francis and MGP Ingredients, Inc. dated as of July 18, 2025

10.2	Form of Non-Qualified Stock Option Agreement between Julie Francis and MGP Ingredients, Inc.

99.1	Press release dated July 21, 2025

104	The cover page from this Current Report on Form 8-K, formatted in iXBRL (Inline Extensible Business Reporting Language)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        MGP INGREDIENTS, INC.

Date: July 21, 2025	By:	/s/ Brandon M. Gall
Brandon M. Gall, Chief Financial Officer